UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2006

APPLIED FILMS CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-23103 (Commission File No.)	84-1311581 (IRS Employer Identification No.

9586 I-25 Frontage Road, Suite 200, Longmont, Colorado (Address of Principal Executive Offices)	80504 (Zip Code)

303-774-3200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01      Entry into a Material Definitive Agreement

On June 9, 2006, Thomas T. Edman, President and Chief Executive Officer of Applied Films Corporation (“Applied Films”), entered into an Amended and Restated Severance Agreement with Applied Films and Applied Materials, Inc. (the “Amended and Restated Severance Agreement”), which amends and restates that certain Severance Agreement between Mr. Edman and Applied Films, dated July 26, 2002 (the “Severance Agreement”). Pursuant to the Amended and Restated Severance Agreement, Applied Materials, Inc. assumed the obligations of Applied Films under the Amended and Restated Severance Agreement, and as augmented by that certain Letter Agreement between Mr. Edman and Applied Films, dated May 15, 2006 (the “Applied Films Letter Agreement”), contingent on the successful closing of the merger (the “Merger”) contemplated by the Agreement and Plan of Merger among Applied Films, Blue Acquisition, Inc. and Applied Materials, Inc., dated May 4, 2006. The Amended and Restated Severance Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Applied Films Letter Agreement was previously disclosed by Applied Films pursuant to a Current Report on Form 8-K, dated May 15, 2006.

If the Merger does not occur, the amendments to the Severance Agreement contained in the Applied Films Letter Agreement and the Amended and Restated Severance Agreement shall be null and void and of no further force and effect.

9.01      Financial Statements and Exhibits

      (d)       Exhibits

                   10.1       Amended and Restated Severance Agreement, dated June 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2006	APPLIED FILMS CORPORATION By /s/ Thomas T. Edman —————————————— Thomas T. Edman President and Chief Executive Officer

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